                                                                    Exhibit 24.1
                                                                    ------------

                               POWER OF ATTORNEY

     Each of the undersigned being a director or officer, or both, of The Petersen Companies, Inc., a Delaware corporation (the "Company"), does hereby constitute and appoint James D. Dunning, Jr. or Richard S Willis, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Company's Registration Statement on Form S-8 relating to the Company's Employee Stock Discount Purchase Plan and to file same, together with all exhibits thereto and other attachments and documents in connection therewith, with the Securities and Exchange Commission, the New York Stock Exchange and any other regulatory authority, and to sign, file or deliver such further documents and to take such further actions in connection therewith as each of the undersigned might or could do in person and as each such attorney and agent deems necessary or desirable; and each of the undersigned does hereby fully ratify and confirm all that said attorneys and agents, or any of them, or the substitute of any of them, shall do or cause to be done by virtue hereof.

          This Power of Attorney may be signed in one or more counterparts, each shall constitute an original, and all of which shall together constitute the same instrument.

            Signature                            Capacity                         Date
            ---------                            --------                         ----

  /S/ James D. Dunning,            Chief Executive Officer                 September 8, 1998
--------------------------------   and Chairman of the Board
      James D. Dunning, Jr.

  /S/ Richard S. Willis            Executive Vice President,               September 8, 1998
--------------------------------   Chief Financial Officer and Director
      Richard S. Willis

  /S/ D. Claeys Bahrenburg         Vice Chairman of the Board              September 9, 1998
--------------------------------
      D. Claeys Bahrenburg

  /S/ Laurence H. Bloch            Director                                September 8, 1998
--------------------------------
      Laurence H. Bloch

  /S/ Daniel H. Blumenthal         Director                                September 10, 1998
--------------------------------
      Daniel H. Blumenthal

  /S/ Avy H. Stein                 Director                                September 8, 1998
--------------------------------
      Avy H. Stein

                                   Director
--------------------------------
      David H. Moscow

  /S/ John R. Willis               Director                                September 8, 1998
--------------------------------
      John R. Willis

  /S/ Joseph Milton Block, Jr.     Director                                September 9, 1998
--------------------------------
      Joseph Milton Block, Jr.

  /S/ Stacey James Lippman         Director                                September 9, 1998
--------------------------------
      Stacey James Lippman